Calculation of Filing Fee Tables
S-3
AQUABOUNTY TECHNOLOGIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $.001 per share (3)	Other	8,077,043	$ 0.91	$ 7,350,109.13	0.000087	$ 639.46
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,350,109.13		$ 639.46
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 639.46
Offering Note
[1]	(1) The shares of common stock, par value $0.001 per share (the "Common Stock"), of AquaBounty Technologies, Inc. (the "Registrant") are being registered for resale from time to time by the selling stockholders named in the prospectus contained in the registration statement to which this exhibit is attached (the "Selling Stockholders"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock as reported on The Nasdaq Capital Market on October 6, 2026, a date within five business days prior to the filing of this registration statement. (3) Represents (i) up to 5,771,929 shares of Common Stock issuable upon conversion of the Registrant's Series A Convertible Preferred Stock, including shares issuable in respect of dividends accrued and accumulated on such Series A Convertible Preferred Stock through October 15, 2026, and (ii) up to 2,305,114 shares of Common Stock issuable upon conversion of the Registrant's Series B Convertible Preferred Stock, including shares issuable in respect of dividends accrued and accumulated on such Series B Convertible Preferred Stock through October 15, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date